UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 21, 2012

Date of Report (Date of earliest event reported)

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 North Sam Houston Parkway West Houston, Texas		77086
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

1803 Gears Road

Houston, Texas 77067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2012, FMC Technologies, Inc. (the “Company”) completed the public offering of $300 million aggregate principal amount of 2.00% Senior Notes due 2017 (the “2017 Notes”) and $500 million aggregate principal amount of 3.45% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Notes”).

The terms of the Notes are governed by the indenture (the “Base Indenture,” and as amended and supplemented by the Supplemental Indentures (defined below), the “Indenture”) dated as of September 21, 2012 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture between the Company and the Trustee (the “First Supplemental Indenture”) relating to the issuance of the 2017 Notes and the Second Supplemental Indenture between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”) relating to the issuance of the 2022 Notes.

The 2017 Notes will mature on October 1, 2017, and the 2022 Notes will mature on October 1, 2022. Interest is payable on the Notes on April 1 and October 1 of each year, beginning on April 1, 2013. At any time prior to their maturity, in the case of the 2017 Notes, and at any time prior to July 1, 2022, in the case of the 2022 Notes, the Company may redeem some or all of the Notes at the redemption prices specified in the First Supplemental Indenture and Second Supplemental Indenture, respectively. At any time on or after July 1, 2022, the Company may redeem some or all of the 2022 Notes at the redemption price equal to 100% of the principal amount of the 2022 notes redeemed.

The Notes are the Company’s senior unsecured obligations. The Notes will rank equally in right of payment with all of the Company’s existing and future unsubordinated debt, and will rank senior in right of payment to all of the Company’s future subordinated debt.

In certain circumstances, the Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) enter into sale and leaseback transactions; (ii) incur liens on its principal properties; (iii) merge or consolidate with another entity; or (iv) sell, lease or transfer all or substantially all of its properties or assets to another entity. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default with respect to the Notes of either series, including:

•	default in any payment of interest on any Note of that series when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note of that series when due;

•	failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods; and

•	certain events of bankruptcy, insolvency or reorganization of the Company.

If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the series of Notes affected by such default may declare the principal of, together with any accrued but unpaid premium or interest, if any, on the Notes of that series to be due and payable immediately, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

Other material terms of the Notes, the Base Indenture and the Supplemental Indentures are described in the prospectus supplement, dated September 18, 2012, as filed by the Company with the Securities and Exchange Commission on September 19, 2012. The foregoing descriptions of the Notes and the Indenture are qualified in their entirety by reference to such Indenture (including the forms of Notes attached thereto). Copies of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are filed herewith as Exhibits 4.1, 4.2 and 4.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated September 21, 2012, between FMC Technologies, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated September 21, 2012, between FMC Technologies, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 2.00% Senior Notes due 2017 (included in Exhibit 4.2).

4.4	Second Supplemental Indenture, dated September 21, 2012, between FMC Technologies, Inc. and U.S. Bank National Association, as trustee.

4.5	Form of 3.45% Senior Notes due 2022 (included in Exhibit 4.4).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

Dated: September 25, 2012	By:	/s/ Jeffrey W. Carr
		Name:	Jeffrey W. Carr
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Indenture, dated September 21, 2012, between FMC Technologies, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated September 21, 2012, between FMC Technologies, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 2.00% Senior Notes due 2017 (included in Exhibit 4.2).

4.4	Second Supplemental Indenture, dated September 21, 2012, between FMC Technologies, Inc. and U.S. Bank National Association, as trustee.

4.5	Form of 3.45% Senior Notes due 2022 (included in Exhibit 4.4).